Exhibit 99.1

SPORTS SUPPLEMENT ACQUISITION GROUP, INC. ANNOUNCES LETTER OF INTENT TO ACQUIRE NUTRACEUTICAL COMPANY

London, England, -- December 16, 2008 – Sports Supplement Acquisition Group, Inc.. (OTC BB: CYGH), announces the signing of a Letter of Intent (the “LOI”) to acquire Sports Supplement Acquisition Group, Inc. (SSAG), a Delaware company focused on the production and distribution of innovative sports supplements.

The closing of the anticipated transaction is subject to definitive documentation and customary closing conditions. Further, the closing of the anticipated transaction is subject to CYGH conducting reasonable due diligence, to its satisfaction, upon SSAG and the businesses, assets, finances and affairs of SSAG and CYGH receiving PCAOB compliant audits of SSAG and such other financial statements as may be required under SEC rules.

The LOI is a non-binding document and neither party is currently under an obligation to close the transaction or to take any of the steps anticipated within the transaction.

Information regarding the business of SSAG can be found at www.ergopharm.net

For further information on SSAG, contact James Klein at 514-735-4106

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This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our recent current reports on Form 8-K, our annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic and current reports filed from time-to-time with the Securities and Exchange Commission.